UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2016 (November 3, 2016)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Lexington Avenue, 26th Floor

New York, NY 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 3, 2016, CM Finance Inc (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company submitted two proposals to the vote of the Company’s stockholders, which are described in detail in the Company’s proxy statement dated September 16, 2016. As of September 8, 2016, the record date for the Annual Meeting, 13,680,910 shares of common stock were eligible to be voted. Of the shares eligible to be voted, 9,684,860 shares were voted in person or by proxy in connection with the proposals. Below is a description of the matters voted on at the Annual Meeting on November 3, 2016 and the final results of such voting.

On November 3, 2016, the Company adjourned the Annual Meeting with respect to the one proposal yet to be approved by stockholders, Proposal No. 2, which is discussed in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 16, 2016 (the “Proxy Statement”), in order to permit additional time to solicit stockholder votes for such proposal. The reconvened Annual Meeting will be held on November 9, 2016, at 3:00 p.m., Eastern Time, at the offices of Sutherland Asbill & Brennan, LLP, The Grace Building, 40th Floor, 1114 Avenue of the Americas, New York, NY 10036. Valid proxies for Proposal No. 2 submitted prior to the Annual Meeting and adjournments will continue to be valid for this reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the reconvened Annual Meeting. The record date of September 8, 2016 will remain the same for the reconvened Annual Meeting.

Proposal 1: Election of Directors

The Company’s stockholders elected two directors to serve for three-year terms expiring in 2019, or until their successors are duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld
Michael C. Mauer	9,090,326	594,535
Robert Ryder	9,096,960	587,900

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016	CM Finance Inc

	By:	/s/ Rocco DelGuercio
Rocco DelGuercio
Chief Financial Officer